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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 28, 1998


________________________________________________________________________________

                             GoodNoise Corporation
              (Exact name of registrant as specified in charter)


________________________________________________________________________________

         Florida                        0-24671               65-0207877
(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)        Identification No.)

________________________________________________________________________________


719 Colorado Ave., Palo Alto, CA                                   94303
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code (650) 322-8910
                                                   -----------------------------



                                Not applicable
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On October 28, 1998, the Registrant completed the initial closing (the "Initial Closing") of a privately placed equity financing. The agreements (the "Financing Agreements") with the investor (the "Investor") contemplate several closings of sales of Series A Preferred Stock (the "Series A Shares") and warrants to purchase Common Stock (the "Warrants") which closings are subject to various conditions. At the Initial Closing, the Registrant raised proceeds of approximately $0.5 million through the sale of 500 Series A Shares and Warrants to purchase 100,000 shares of the Registrant's Common Stock. Each Series A Share is initially convertible, at the option of its holder, into shares of Common Stock of the Registrant based upon a conversion price equal to the lower of 85% of the average of the four lowest closing prices of the Registrant's Common Stock during the twenty trading days before the conversion date or $7.91. The Warrants have an initial exercise price of $7.10 per share. Subject to various conditions, the Financing Agreements provide for the issuance of an additional 500 Series A Shares and Warrants to purchase 100,000 shares of the Registrant's Common Stock. The Series A Shares and Warrants issued upon exercise of the Investor Call Option will have the same terms and rights as the Series A Shares and Warrants issued at the Initial Closing except that the Warrant exercise price will be based upon the market price of the Registrant's Common Stock at the time of the issuance of such Warrant.

     Subject to various additional conditions, the Investor has the right to require that the Registrant sell to it additional Series A Shares and Warrants ("Investor Call Option"). The maximum number of additional Series A Shares which the Investor may require that the Registrant sell to it under the Investor Call Option is 1,000 Series A Shares, for a purchase price of $1 million, and the number of shares subject to additional Warrants would be 200,000. The Series A Shares and Warrants issued upon exercise of the Investor Call Option will have the same terms and rights as the Series A Shares and Warrants issued at the Initial Closing except that the Warrant exercise price will be based upon the market price of the Registrant's Common Stock at the time of the issuance of such Warrant.

TERMS OF THE SERIES A SHARES

     The following is a summary of the rights, preferences and privileges of the Series A Shares and the rights granted pursuant to the Financing Agreements:

     Dividends. The Series A Shares are not entitled to any preference with respect to dividend payments.

     Voting Rights. The holders of the Series A Shares have no voting rights except as required by law.

     Liquidation Preference. Upon any liquidation, dissolution or winding up of the affairs of the Registrant, the holder of each Series A Share shall be entitled to be paid $1,000 per share (the amount initially paid for such shares) plus an amount calculated at the rate of six percent per annum of such price per share. If the assets of the Registrant upon such event are insufficient to make such payment in full, then the holders of Series A Shares shall be entitled to pro rata

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distribution of all the assets of the Registrant. After payment in full of the liquidation preference to the holders of Series A Shares, such holders are entitled to no further distributions.

     Conversion. The Series A Shares are convertible into shares of Common Stock at the election of the holder of such Series A Shares at a price (the "Conversion Rate") equal to the lower of (i) $7.91, (ii) 110% the closing price on the day 180 days following October 28, 1998 or (iii) the market price when a holder of Series A Shares delivers notice of his election to convert such shares. "Market price" is generally determined by the average of the four lowest closing prices for the 20 trading days prior to the applicable date.

     Any Series A Shares outstanding three years after the date such shares were initially issued automatically convert into shares of the Registrant's Common Stock at the then applicable Conversion Rate.

     Adjustments to Conversion Rate. The Conversion Rate is subject to proportional adjustment upon any stock split, stock dividend or other similar change to the capital stock of the Registrant and certain other adjustments upon future issuances of Common Stock or rights to acquire Common Stock at a price less than the then applicable Conversion Rate.

     Redemption. Under certain circumstances the Company has the right to redeem the Series A Shares. Under certain other circumstances the Investor has the right to require the Company to redeem the Series A Shares.

     Registration Rights. The Registrant is obligated to promptly (and in any event prior to December 12, 1998) file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to cover the resale of the Registrant's Common Stock issuable upon the conversion of the Series A Shares and exercise of the Warrants as well as subsequently issuable Series A Shares and Warrants. The Registrant is obligated to use its reasonable best efforts to have the Registration Statement declared effective by the SEC and remain effective until the Registrant's Common Stock subject to the Registration Statement may otherwise be freely traded without registration. The Registrant is also obligated to list such shares on the OTC Bulletin Board and to take certain actions to comply with applicable state securities laws and regulations.

TERMS OF THE WARRANTS

     For each Series A Share purchased by an Investor, the Registrant is obligated to grant to such Investor Warrants to purchase 100 shares of the Registrant's Common Stock. The Warrants have a four year term and an exercise price equal to the equal to the lower of (i) the closing price the day prior to the date of issuance of such warrant or (ii) the closing price on the day six months following the original date of issuance of such share. The exercise price of the Warrants is subject to customary adjustments on stock splits, stock dividends, any merger or acquisition involving the Registrant and similar transactions, such as to permit the Investors to receive upon exercise of the Warrants that which they would have received had they exercised the Warrants immediately prior to any such transaction. The exercise price of the Warrants is also subject to

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certain other adjustments upon future issuances of Common Stock or rights to acquire Common Stock at a price less than the then applicable exercise price.

EFFECT ON RIGHTS OF EXISTING SECURITY HOLDERS

     There is no change to the rights, preferences or privileges of the holders of the Registrant's Common Stock as a result of the transactions which are the subject of the Financing Agreements. However, in addition to the dilutive impact of the issuance of additional shares of capital stock, the Series A Shares have a liquidation preference which entitles the holders thereof to receive payment upon any dissolution or liquidation of the Registrant in preference to the holders of Common Stock.

ITEM 7.  EXHIBITS.

     (a)  Financial statements of business acquired.

               Not applicable.

     (b)  Pro forma financial information.

               Not applicable.

     (c)  Exhibits.

          Exhibit No.                        Description
          -----------    -----------------------------------------------------

             3.1         Articles of Amendment for Series A Preferred Stock

            10.1         Securities Purchase Agreement dated October 28, 1998

            10.2         Registration Rights Agreement dated October 28, 1998

            10.3         Form of Warrant


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GOODNOISE CORPORATION

Date:  October 29, 1998                By: /s/ Joseph Howell
                                          --------------------------------------
                                          Joseph Howell, Chief Financial Officer

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                                 EXHIBIT INDEX

  Exhibit No.                                Description
--------------      ------------------------------------------------------------

     3.1            Articles of Amendment for Series A Preferred Stock

    10.1            Securities Purchase Agreement dated October 28, 1998

    10.2            Registration Rights Agreement dated October 28, 1998

    10.3            Form of Warrant

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